Exhibit 99.1

Cirrus Logic Reports Q4 FY19 Revenue of $240.4 Million

Progress on Strategic Initiatives in FY19 Positions Company for Future Growth

AUSTIN, Texas--(BUSINESS WIRE)--May 1, 2019--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-performance, low-power ICs for audio and voice signal processing applications, today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and full fiscal year 2019, which ended March 30, 2019, as well as the company’s current business outlook.

“In FY19 we significantly expanded our penetration of the handset market, driven by strong demand for our boosted amplifiers,” said Jason Rhode, president and chief executive officer. “Although smartphone market headwinds brought challenges this past year, revenue for the quarter was at the high end of guidance. We are pleased with our progress in FY19 as we executed on key strategic initiatives and gained momentum with new product lines, while expanding our customer base.”

Reported Financial Results – Fourth Quarter FY19

  Revenue of $240.4 million;
  GAAP and non-GAAP gross margin of 51.8 percent and 52 percent, respectively;
  GAAP operating expenses of $117.5 million and non-GAAP operating expenses of $102.9 million; and
  GAAP earnings per share of $0.10 and non-GAAP earnings per share of $0.37.

Reported Financial Results – Full Year FY19

  Revenue of $1.19 billion;
  GAAP and non-GAAP gross margin of 50.4 percent and 50.5 percent, respectively;
  GAAP operating expenses of $496.7 million and non-GAAP operating expenses of $411.9 million; and
  GAAP earnings per share of $1.46 and non-GAAP earnings per share of $2.64.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – First Quarter FY20

  Revenue is expected to range between $200 million and $240 million;
  GAAP gross margin is expected to be between 49 percent and 51 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $120 million and $126 million, which includes approximately $14 million in stock-based compensation and $7 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 6169247).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high-performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense and effective tax rate impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our future growth opportunities, along with estimates for the first quarter fiscal year 2020 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the first quarter of fiscal year 2020, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 31, 2018 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended

	Mar. 30,	Dec. 29,	Mar. 31,	Mar. 30,	Mar. 31,
	2019	2018	2018	2019	2018
	Q4'19	Q3'19	Q4'18	Q4'19	Q4'18
Portable products	$207,099	$288,640	$262,777	$1,032,049	$1,363,876
Non-portable and other products	33,342	35,655	40,396	153,475	168,310
Net sales	240,441	324,295	303,173	1,185,524	1,532,186
Cost of sales	115,802	161,115	150,543	588,027	771,470
Gross profit	124,639	163,180	152,630	597,497	760,716
Gross margin	51.8%	50.3%	50.3%	50.4%	49.6%

Research and development	92,251	88,575	95,556	375,139	366,444
Selling, general and administrative	30,194	30,364	36,307	126,502	131,811
Gain on sale of assets	(4,913)	-	-	(4,913)	-
Total operating expenses	117,532	118,939	131,863	496,728	498,255

Income from operations	7,107	44,241	20,767	100,769	262,461

Interest income	2,248	1,740	1,378	6,960	3,609
U.K. pension settlement	-	(13,768)	-	(13,768)	-
Other expense	(150)	101	(158)	(217)	(971)
Income before income taxes	9,205	32,314	21,987	93,744	265,099
Provision for income taxes	3,048	2,381	9,983	3,753	103,104
Net income	$6,157	$29,933	$12,004	$89,991	$161,995

Basic earnings per share:	$0.10	$0.50	$0.19	$1.50	$2.55
Diluted earnings per share:	$0.10	$0.49	$0.19	$1.46	$2.46

Weighted average number of shares:
Basic	59,031	59,511	62,654	60,116	63,407
Diluted	60,199	60,783	64,572	61,583	65,951

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Twelve Months Ended

	Mar. 30,	Dec. 29,	Mar. 31,	Mar. 30,	Mar. 31,
	2019	2018	2018	2019	2018
Net Income Reconciliation	Q4'19	Q3'19	Q4'18	Q4'19	Q4'18
GAAP Net Income	$6,157	$29,933	$12,004	$89,991	$161,995
Amortization of acquisition intangibles	7,228	7,630	13,266	40,991	48,066
Stock-based compensation expense	12,583	11,181	12,533	49,689	48,740
U.K. pension settlement	-	13,768	-	13,768	-
Gain on asset sale	(4,913)	-	-	(4,913)	-
Acquisition-related items	-	-	(279)	-	(4,327)
Adjustment to income taxes	1,202	(7,003)	(4,502)	(26,781)	27,254
Non-GAAP Net Income	$22,257	$55,509	$33,022	$162,745	$281,728

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.10	$0.49	$0.19	$1.46	$2.46
Effect of Amortization of acquisition intangibles	0.12	0.13	0.21	0.67	0.73
Effect of Stock-based compensation expense	0.21	0.18	0.19	0.81	0.74
Effect of U.K. pension settlement	-	0.23	-	0.22	-
Effect of Gain on asset sale	(0.08)	-	-	(0.08)	-
Effect of Acquisition-related items	-	-	-	-	(0.07)
Effect of Adjustment to income taxes	0.02	(0.12)	(0.08)	(0.44)	0.41
Non-GAAP Diluted earnings per share	$0.37	$0.91	$0.51	$2.64	$4.27

Operating Income Reconciliation
GAAP Operating Income	$7,107	$44,241	$20,767	$100,769	$262,461
GAAP Operating Profit	3%	14%	7%	8%	17%
Amortization of acquisition intangibles	7,228	7,630	13,266	40,991	48,066
Stock-based compensation expense - COGS	288	220	422	877	1,474
Stock-based compensation expense - R&D	8,270	6,761	6,847	29,115	26,136
Stock-based compensation expense - SG&A	4,025	4,200	5,264	19,697	21,130
Gain on asset sale	(4,913)	-	-	(4,913)	-
Acquisition-related items	-	-	(279)	-	(4,327)
Non-GAAP Operating Income	$22,005	$63,052	$46,287	$186,536	$354,940
Non-GAAP Operating Profit	9%	19%	15%	16%	23%

Operating Expense Reconciliation
GAAP Operating Expenses	$117,532	$118,939	$131,863	$496,728	$498,255
Amortization of acquisition intangibles	(7,228)	(7,630)	(13,266)	(40,991)	(48,066)
Stock-based compensation expense - R&D	(8,270)	(6,761)	(6,847)	(29,115)	(26,136)
Stock-based compensation expense - SG&A	(4,025)	(4,200)	(5,264)	(19,697)	(21,130)
Gain on asset sale	4,913	-	-	4,913	-
Acquisition-related items	-	-	279	-	4,327
Non-GAAP Operating Expenses	$102,922	$100,348	$106,765	$411,838	$407,250

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$124,639	$163,180	$152,630	$597,497	$760,716
GAAP Gross Margin	51.8%	50.3%	50.3%	50.4%	49.6%
Stock-based compensation expense - COGS	288	220	422	877	1,474
Non-GAAP Gross Profit	$124,927	$163,400	$153,052	$598,374	$762,190
Non-GAAP Gross Margin	52.0%	50.4%	50.5%	50.5%	49.7%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$3,048	$2,381	$9,983	$3,753	$103,104
GAAP Effective Tax Rate	33.1%	7.4%	45.4%	4.0%	38.9%
Adjustments to income taxes	(1,202)	7,003	4,502	26,781	(27,254)
Non-GAAP Tax Expense	$1,846	$9,384	$14,485	$30,534	$75,850
Non-GAAP Effective Tax Rate	7.7%	14.5%	30.5%	15.8%	21.2%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.05	$0.04	$0.15	$0.06	$1.56
Adjustments to income taxes	(0.02)	0.12	0.08	0.44	(0.41)
Non-GAAP Tax Expense	$0.03	$0.16	$0.23	$0.50	$1.15

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Mar. 30,	Dec. 29,	Mar. 31,
	2019	2018	2018
ASSETS
Current assets
Cash and cash equivalents	$216,172	$219,319	$235,604
Marketable securities	70,183	59,793	26,397
Accounts receivable, net	120,656	142,135	100,801
Inventories	164,733	167,879	205,760
Other current assets	53,239	51,151	45,112
Total current Assets	624,983	640,277	613,674

Long-term marketable securities	158,968	165,063	172,499
Property and equipment, net	186,185	191,324	191,154
Intangibles, net	67,847	76,389	111,547
Goodwill	286,241	286,678	288,718
Deferred tax asset	8,727	13,131	14,716
Other assets	19,689	24,003	37,809
Total assets	$1,352,640	$1,396,865	$1,430,117

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$48,398	$108,022	$69,850
Accrued salaries and benefits	29,289	23,566	35,721
Other accrued liabilities	37,853	38,175	34,638
Total current liabilities	115,540	169,763	140,209

Non-current income taxes	78,309	78,532	92,753
Other long-term liabilities	18,551	18,769	35,427

Stockholders' equity:
Capital stock	1,363,736	1,349,941	1,312,434
Accumulated deficit	(222,430)	(217,871)	(139,345)
Accumulated other comprehensive income (loss)	(1,066)	(2,269)	(11,361)
Total stockholders' equity	1,140,240	1,129,801	1,161,728
Total liabilities and stockholders' equity	$1,352,640	$1,396,865	$1,430,117

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor.Relations@cirrus.com